UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 19, 2019

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)
Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia	30305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(404) 639-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABCB	Nasdaq Global Select Market

Item 8.01	Other Events.

On November 19, 2019, Ameris Bancorp (the “Company”) received a subpoena from the Atlanta Regional Office of the U.S. Securities and Exchange Commission (the “SEC”), and Ameris Bank, the Company’s banking subsidiary (the “Bank”), received a grand jury subpoena from the United States Attorney’s Office for the Northern District of Georgia (the “U.S. Attorney”), each requesting that the Company and the Bank produce documents and other materials relating to the Company’s acquisition of US Premium Finance Holding Company (“US Premium Finance”), the Bank’s sale of certain loans to CEBV LLC (“CEBV”) and related disclosures.

The acquisition of US Premium Finance and the sale of loans to CEBV, with respect to which the SEC and the U.S. Attorney are seeking information, are also the subject of various proceedings between the Company and William J. Villari, the former owner of US Premium Finance and the owner of CEBV, brought about by the termination of Mr. Villari’s employment by the Bank in November of 2018 from his role as the managing officer of the premium finance division of the Bank. In these actions, Mr. Villari has made various claims that the Company believes are patently false and inaccurate. In the first of these proceedings to be adjudicated, the Company and the Bank received on November 20, 2019, an Order and Award from the American Arbitration Association in which the arbitrator ruled that the Company and the Bank had cause to terminate Mr. Villari and had properly exercised that right and that, as a result, Mr. Villari is not entitled to any additional payments under his employment agreement or a separate management and licensing agreement with the Bank. As previously disclosed in Part II., Item 1., Legal Proceedings, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, Mr. Villari filed a demand for arbitration against the Company and the Bank on December 13, 2018, claiming that the termination of his employment for “cause” was improper and that as a result he was entitled to additional compensation from the Company and the Bank.

Information regarding the Company’s acquisition of US Premium Finance can be found in Note 2., Business Combinations – US Premium Finance Holding Company, to the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. Information regarding the Bank’s sale of the relevant loans can be found in Note 16., Subsequent Events, to the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

The Company is unable to make any assurances regarding the outcome of the investigation or litigation or the impact, if any, that the investigation or litigation may have on the Company’s business, results of operations, liquidity or capital resources. The Company intends to cooperate fully with the investigation and is preparing responses to the subpoenas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Executive Vice President and Chief Financial Officer

Date: November 21, 2019